MANAGEMENT AGREEMENT

      Agreement made as of December 22, 1995 between VENTURE LENDING & LEASING, INC. ("Fund"), a Maryland corporation, on the one hand, and WESTECH INVESTMENT ADVISORS, INC. ("Westech Advisors"), a California corporation, and SIGULER GUFF & COMPANY, L.L.C. ("Siguler Guff & Company"), a Delaware limited liability company, on the other hand. Westech Advisors and Siguler Guff & Company are sometimes referred to collectively herein as the "Managers."

      WHEREAS the Fund is a non-diversified closed-end management investment company that has elected status as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act"); and

      WHEREAS each Manager is an investment adviser registered as such under the Investment Advisers Act of 1940 ("Advisers Act"); and

      WHEREAS the Fund desires to retain the Managers to furnish certain investment advisory, portfolio management and administrative services to the Fund and the Managers are willing to furnish such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1. Appointment. The Fund hereby appoints Westech Advisors as Investment Manager and Siguler Guff & Company as Fund Manager for the period and on the terms set forth in this Agreement. Westech Advisors and Siguler Guff & Company each accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

      2. Investment Duties. Subject to the supervision of the Fund's Board of Directors ("Board"), the Managers will provide a continuous investment program for the Fund and will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. Subject to investment policies and guidelines established by the Board, the Managers will identify, evaluate, structure and close the investments to be made by the Fund, arrange debt financing for the Fund, provide portfolio management and servicing of loans or leases held in the Fund's portfolio, and administer the Fund's day-to-day affairs. Without limiting the generality of the foregoing, it is understood that, as Investment Manager, Westech Advisors will have primary responsibility for origination and servicing of venture loans and leases and that, as Fund Manager, Siguler Guff & Company will have primary responsibility for the organization of the Fund, oversight of Fund administration and shareholder relations.

      3. Administrative Duties. The Managers will administer the affairs of the Fund subject to the supervision of the Board and the following understandings:

      (a) The Managers will supervise all aspects of the operations of the Fund, including oversight of transfer agency, custodial and accounting services; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.

      (b) The Managers will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as required) of the Fund's registration statement under the Securities Exchange Act of 1934, proxy material, tax returns and required reports to the Fund's shareholders and the Securities and Exchange Commission ("SEC") and other appropriate federal or state regulatory authorities.

      (c) The Managers will oversee the computation of the net asset value and the net income of the Fund in accordance with procedures adopted by the Board.

      (d) The Managers will maintain or oversee the maintenance of all books and records with respect to the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Managers hereby agree that all records which it maintains for the Fund are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Fund any records which it maintains for the Fund upon request by the Fund.

      (e) All cash, securities and other assets of the Fund will be maintained in the custody of one or more banks in accordance with the provisions of Section 17(f) of the 1940 Act and the rules thereunder; the authority of the Managers to instruct the Fund's custodian(s) to deliver and receive such cash, securities and other assets on behalf of the Fund will be governed by a custodian agreement between the Fund and each such custodian, and by resolution of the board of directors of the Fund.

      4. Further Duties. In all matters relating to the performance of this Agreement, the Managers will act in conformity with the Articles of Incorporation and By-Laws of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

      5. Authority of Individual Managers. Any action required or permitted to be performed under this Agreement by the Managers may be performed by either of Westech Advisors or Siguler Guff & Company individually. The Managers may enter into arrangements between themselves requiring joint approval of any action or class of actions, and will advise the Board of any such arrangement. No such arrangement, however, will modify the liability of the Managers, which shall be joint and several, for actions taken under this Agreement, or limit the extent to which third parties may rely upon the authority of either Manager to act under this Agreement.


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

      6. Services Not Exclusive. The services furnished by the Managers hereunder are not to be deemed exclusive and the Managers shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Managers, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      7.  Expenses.

      (a) The Fund will pay all expenses (including without limitation accounting, legal, printing, clerical, filing and other expenses) incurred by the Fund, either of the Managers or their affiliates on behalf of the Fund in connection with the organization of the Fund and the initial offering of its shares. Except as otherwise expressly provided for in Section 7(b) of this Agreement, during the term of this Agreement, the Fund will bear all of its expenses incurred in its operations including but not be limited to the following: (i) brokerage and commission expense and other transaction costs incident to the acquisition and dispositions of investments and the creation and perfection of security interests with respect thereto, (ii) federal, state and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Fund, (iii) interest charges and other fees in connection with borrowings, (iv) SEC fees and expenses and any fees and expenses of state securities regulatory authorities, (v) expenses of printing and distributing reports and notices to shareholders, (vi) costs of proxy solicitation, (vii) costs of meetings of shareholders and the Board, (viii) charges and expenses of the Fund's custodian, transfer and dividend disbursing agent, (ix) compensation and expenses of the Fund's directors who are not interested persons of the Fund or the Managers, and of any of the Fund's officers who are not interested persons of the Managers, and expenses of all directors in attending board or shareholder meetings, (x) legal and auditing expense, including expenses incident to the documentation for, and consummation of, venture lending and leasing transactions and legal actions to enforce the Fund's rights under such loans and leases; (xi) costs of any certificates representing the Shares, (xii) costs of stationery and supplies, (xiii) the costs of membership by the Fund in any trade organizations and (xiv) expenses associated with litigation and other extraordinary or non-recurring expenses.

      (b) The expenses to be borne by the Managers are limited to the following:
(i) all costs and fees incident to the selection and investigation of prospective Fund investments, such as travel expenses and professional fees (but excluding legal and accounting fees and other costs incident to the closing, documentation or consummation of such transactions), (ii) the cost of adequate office space for the Fund and all necessary office equipment and services, including telephone service, heat, utilities and similar items and (iii) the cost of providing the Fund with such corporate, administrative and clerical personnel (including officers and directors of the Fund who are interested persons of the Managers and are acting in their respective capacities as officers and directors) as the Board reasonably deems necessary or advisable to perform the services required to be performed by the Managers under this Agreement.

      (c) The Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by the Managers and acknowledged as otherwise payable by the Managers pursuant to this Agreement, the Fund may reduce the fee payable to the Managers pursuant to Paragraph 0 thereof by such amount. To the extent that such deductions exceed the fee payable to the Managers on any quarterly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding quarterly payment dates.

      (d) The payment or assumption by the Managers of any expense of the Fund that the Managers are not required by this Agreement to pay or assume shall not obligate the Managers to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

      8. Compensation.

      (a) For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Managers a fee ("Management Fee"), computed and paid quarterly, at an annual rate of 2.5% of the amount of the Fund's Committed Equity Capital (as defined below) as of the last day of each fiscal quarter until the last day of the eighth full fiscal quarter following the first closing of the Fund's initial public offering; and at an annual rate of 2.5% of the Fund's total assets (including amounts derived from borrowed funds) as of the last day of each fiscal quarter thereafter. The Fund's Committed Equity Capital, as of the end of any fiscal quarter, shall be the aggregate amount of subscription obligations for the purchase of the Fund's shares (including any amounts of such obligations that have been satisfied) as of the end of such fiscal quarter.

      (b) For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to the Managers an annual fee ("Incentive Fee"), in addition to the Management Fee, calculated as provided in Annex A hereto. The Incentive Fee will be payable as promptly as practicable following the end of any fiscal year for which it is earned.

      (c) If this Agreement is terminated by the Fund for any reason prior to the dissolution of the Fund and the final distribution in liquidation of all the Fund's assets to shareholders, the Fund will pay the Managers an annual fee ("Post-Termination Fee"), in addition to any Management Fee and Incentive Fee previously paid to or earned by the Managers, calculated as provided in Annex B hereto; provided, however, that such Post-Termination Fee will be paid only if, prior to the payment of any such Post-Termination Fee, the Fund receives an opinion of its counsel to the effect that payment of the Post-Termination Fee is permissible under the applicable provisions of the 1940 Act and the Advisers Act, and applicable rules, regulations and interpretations of the SEC thereunder. The Fund will consult with its counsel as to the permissibility of the Post-Termination Fee under the 1940 Act and the Advisers Act within a reasonable time after the Fund commences operations. If the Fund's counsel concludes that an exemptive order or no-action relief of the SEC is required to permit the

Fund to pay the Post-Termination Fee or to provide such counsel with adequate assurances upon which the aforementioned opinion can be based, the Fund agrees to seek, together with the Managers, to obtain such an exemptive order or no-action relief within a reasonable time after the Fund commences operations. The Post-Termination Fee will be payable as promptly as practicable following the end of any fiscal year for which it is earned.

      (d) If this Agreement becomes effective or terminates before the end of any fiscal quarter, the Management Fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such fiscal quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs.

      (e) If (i) a Manager, (ii) an officer, director or employee of a Manager,
(iii) a company controlling, controlled by or under common control with a Manager, or (iv) an officer, director or employee of any such company receives any compensation from a company whose securities are held in the Fund's portfolio in connection with the provision to that company of significant managerial assistance, the compensation due to the Managers hereunder shall be reduced by the amount of such fee. If such amounts have not been fully offset at the time of termination of this Agreement, the Managers shall pay such excess amounts to the Fund upon termination.

      9. Limitation of Liability of Managers. The Managers shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on their part in the performance of their duties or from reckless disregard by them of their obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of a Manager, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to or acting solely for the Fund and not as an officer, director, employee, or agent or one under the control or direction of a Manager even though paid by it.

      10. Duration and Termination.

      (a) This Agreement shall become effective upon the date hereabove written provided that this Agreement shall not take effect unless it has first been approved (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities.

      (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

      (c) Notwithstanding the foregoing, this Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund on sixty days' written notice to the Managers or by the Managers at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

      12. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

      13. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment," "broker", "investment adviser", "national securities exchange", "net assets," "security" and "significant managerial assistance" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.


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

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

                        VENTURE LENDING & LEASING, INC.


                        By /s/ Ronald W. Swenson
                           -------------------------------------
                           Name: Ronald W. Swenson
                           Title: Chairman


                        WESTECH INVESTMENT ADVISORS, INC.


                        By /s/ Salvador O. Gutierrez
                           -------------------------------------
                           Name: Salvador O. Gutierrez
                           Title: Senior Vice President


                        SIGULER GUFF & COMPANY, LLC


                        By /s/ George W. Siguler
                           -------------------------------------
                           Name: George W. Siguler
                           Title: Managing Director

                                     ANNEX A
                                       -to-
                              Management Agreement
                                       -of
                         Venture Lending & Leasing, Inc.

                          Calculation Of Incentive Fee

      The Managers will be entitled to receive, in addition to the Management Fee, an annual Incentive Fee, payable as promptly as practicable after the end of the Fund's fiscal year. The Incentive Fee is intended to result in the payment to the Managers of an amount equal to 20% of all dividends and distributions that would have been paid to shareholders if the Incentive Fee were not paid, after shareholders have received dividends and distributions in an amount equal to 100% of all amounts paid for the purchase of Shares plus a preferred return calculated at a cumulative non-compounded annual rate of 8%. The Incentive Fee will be calculated in accordance with the following formula; provided, however, that if application of this formula under specific circumstances would result in payment of an Incentive Fee inconsistent with that described in the preceding sentence, the formula will be equitably adjusted to permit payment of an Incentive Fee that is consistent.

Incentive Fee Formula

         20% X (Excess Distributions/0.8 - Unrealized Loss Adjustment)

      In calculating the Incentive Fee, the definitions set forth below shall apply.

Definitions

Begin Paid-In Capital    Zero in the fiscal year in which the Fund first issues
                         Shares to subscribing shareholders; thereafter End
                         Paid-In Capital (as defined below) for the previous fiscal year.

Capital Contributions    Amounts paid by shareholders for the purchase of Shares
                         during a fiscal year.

Total Distribution       All cash distributions paid or deemed paid to
                         shareholders during a fiscal year, including cash distributions reinvested in additional Shares and distributions paid subsequent to the end of the fiscal year that are deemed for federal income tax purposes to have been paid during the fiscal year.

Adjusted Paid-In Capital      (Begin Paid-In Capital + End Paid-In Capital) / 2.

Preferred Return              (Adjusted Paid-In Capital X 8%) + Preferred Return
                              Carryover (as defined below), if any.

Preferred Return Payment      The lesser of a fiscal year's (a) Total
                              Distribution or (b) Preferred Return.

Preferred Return Carryover    The greater of (a) zero or (b) Preferred Return
                              for the previous fiscal year - Preferred Return
                              Payment for the previous fiscal year.

Carryover Payment             The lesser of (a) Preferred Return Carryover, if
                              any, or (b) Total Distribution.

Cumulative Capital            The sum of all Capital from the first fiscal year
Contributions                 in Contributionswhich the Fund first issues Shares
                              to subscribing shareholders through the end of the fiscal year for which Cumulative Capital
                              Contributions are being computed.

Cumulative Capital Payback    The sum of all Capital Paybacks (as defined below)
                              from the first fiscal year in which the Fund first issues Shares to subscribing shareholders through the end of the fiscal year prior to the fiscal year for which Cumulative Capital Payback is being computed.

Net Unreturned Capital        The greater of (a) zero or (b) Cumulative Capital
                              Contributions -Cumulative Capital Payback.

Capital Payback               The greater of (a) zero or (b) the lesser of (i)
                              Net Unreturned Capital or (ii) the amount determined by solving the following algebraic formula:

(Total Distribution - Carryover Payment) - ((2 X Begin Capital + Capital Contributions - Capital Payback)/2 *.08) = Capital Payback


End Paid-In Capital           The greater of (a) zero or (b) Begin Paid-In
                              Capital + Capital Contribution - Capital Payback.

Excess Distribution           The greater of (a) zero or (b) Total Distribution
                              - Preferred Return Payment - Capital Payback.

Unrealized Loss               Gross long-term and short-term unrealized capital
                              loss as of the
                              end of the fiscal year.

Unrealized Loss Adjustment    (a) If Excess Distribution for the fiscal year is
                              zero, zero; (b) for the first fiscal year in which Excess Distribution exceeds zero, Unrealized Loss for that year; and (c) for subsequent fiscal years, Unrealized Loss for that fiscal year -
                              Unrealized Loss for the previous fiscal year.

                                     ANNEX B
                                      -to-
                              Management Agreement
                                      -of-
                         Venture Lending & Leasing, Inc.

      Subject to the conditions set forth in the Management Agreement, if the Management Agreement is terminated by the Fund for any reason prior to the dissolution of the Fund and the final distribution in liquidation of all the Fund's assets to shareholders, the Fund will pay the Managers an annual fee ("Post-Termination Fee"), in addition to any Management Fee and Incentive Fee previously paid to or earned by the Managers, payable as promptly as practicable after the end of the Fund's fiscal year and calculated as follows:

      1) The "Attributable Assets" of the Fund will be determined. Attributable Assets shall be all securities or other assets held in the Fund's portfolio, including securities receivable, as of the time of termination of the Management Agreement, and any assets to which the Fund is or may become entitled under the terms of any securities or other assets held in the Fund's portfolio, including but not limited to warrants issuable under the terms of venture loans or leases, and securities issuable upon exercise of any warrants, but excluding cash and cash equivalents.

      2) The Post-Termination Fee shall be calculated and paid with respect to the Attributable Assets of the Fund, in the same manner as the Incentive Fee is calculated and paid, as though the entire Fund consisted of the Attributable Assets as of the date of termination.

      3) Any Capital Contributions made by investors subsequent to the date of termination shall be disregarded, and any amounts paid by the Fund to acquire additional Attributable Assets, including but not limited to amounts paid to fund venture loans or leases pursuant to commitments existing on the date of termination and amounts paid on exercise of warrants, shall be treated as additional Capital Contributions.

      4) All Total Distributions on or prior to the date of termination shall be taken into account in calculating the Post-Termination Fee, and Total Distributions as of the date of termination shall be deemed to include all cash and cash equivalents held by the Fund on the date of termination.

      5) After the date of termination, Total Distributions shall be deemed to consist of (i) the proceeds of any sale or other disposition of Attributable Assets during the fiscal year that is recognized by the Fund for federal income tax purposes, plus (ii) all income received or recognized in a fiscal year with respect to Attributable Assets, including without limitation interest, dividends, amortization of discount and accrual of residual payments, minus
(iii) an amount of the Fund's Allocable Expenses (as defined below) for the fiscal year determined by multiplying such Allocable Expenses by a fraction, the numerator of which is the average of the beginning and end values of Attributable Assets for that fiscal year and the denominator of which is the average of the beginning and end values of the Fund's total assets for that fiscal year. Allocable Expenses shall consist of all Fund expenses other than accrual of the Post-Termination Fee, accrual of any incentive fee paid to a successor manager and any management or advisory fee paid to a successor manager to the extent any such management or advisory fee exceeds 2.5% of the Fund's total assets less Attributable Assets.


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